John Hancock Investment Management LLC, LLC John Hancock Variable Trust Advisers LLC 200 Berkeley Street Boston, MA 02216

June 26, 2025

To the Trustees of

The trusts listed in Appendix A

200 Berkeley Street

Boston, MA 02216

Re:	Fee Limitation Letter Agreement

With reference to the Advisory Agreements entered into by and between John Hancock Investment Management LLC, or John Hancock Variable Trust Advisers LLC, as applicable (the “Adviser”), and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Adviser agrees to contractually waive the advisory fees payable with respect to John Hancock Collateral Trust (“Collateral Trust”) on that portion of each Fund’s assets that is invested in Collateral Trust for cash sweep purposes. This fee waiver shall become effective on the date stated above, and shall automatically renew for additional one year periods thereafter upon that date, unless the Fund and the Adviser mutually agree not to renew the waiver.

2. This fee waiver agreement corresponds to the advisory fee paid by each Fund to the Adviser (or its affiliate) on behalf of its management of the assets of Collateral Trust and is being entered into to avoid potential duplication of any advisory fees.

3. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

[signature page follows]

Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT LLC,

By:	/s/ Jay Aronowitz
Jay Aronowitz

JOHN HANCOCK VARIABLE TRUST ADVISERS LLC

By:	/s/ Jay Aronowitz
Jay Aronowitz

Agreed and Accepted
on behalf of the Trusts listed on Appendix A

By:	/s/ Kristie Feinberg
Kristie Feinberg

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

John Hancock Financial Opportunities Fund

John Hancock Income Securities Trust

John Hancock Investors Trust

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Premium Dividend Fund

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Bond Trust

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock Short Duration Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Municipal Fund

John Hancock Collateral Trust

John Hancock Collateral Trust

John Hancock Current Interest Trust

John Hancock Money Market Fund

John Hancock Exchange-Traded Fund Trust

John Hancock Core Bond ETF

John Hancock Core Plus Bond ETF

John Hancock Corporate Bond ETF

John Hancock Dynamic Municipal Bond ETF

John Hancock Fundamental All Cap Core ETF

John Hancock International High Dividend ETF

John Hancock Mortgage-Back Securities ETF

John Hancock Preferred Income ETF

John Hancock U.S. High Dividend ETF

John Hancock Funds II

JHF II Emerging Markets Debt Fund

JHF II Fundamental All Cap Core Fund

JHF II Fundamental Global Franchise Fund

JHF II Global Equity Fund

JHF II International Strategic Equity Allocation Fund

JHF II Strategic Income Opportunities Fund

JHF II U.S. Sector Rotation Fund

JHF II Alternative Asset Allocation Fund

JHF II Multi-Asset High Income Fund

JHF II 2010 Lifetime Blend Portfolio

JHF II 2015 Lifetime Blend Portfolio

JHF II 2020 Lifetime Blend Portfolio

JHF II 2025 Lifetime Blend Portfolio

JHF II 2030 Lifetime Blend Portfolio

JHF II 2035 Lifetime Blend Portfolio

JHF II 2040 Lifetime Blend Portfolio

JHF II 2045 Lifetime Blend Portfolio

JHF II 2050 Lifetime Blend Portfolio

JHF II 2055 Lifetime Blend Portfolio

JHF II 2060 Lifetime Blend Portfolio

JHF II 2065 Lifetime Blend Portfolio

JHF II 2070 Lifetime Blend Portfolio

JHF II Lifestyle Blend Aggressive Portfolio

JHF II Lifestyle Blend Balanced Portfolio

JHF II Lifestyle Blend Conservative Portfolio

JHF II Lifestyle Blend Growth Portfolio

JHF II Multi-Index Lifestyle Moderate Portfolio

JHF II Multimanager 2010 Lifetime Portfolio

JHF II Multimanager 2015 Lifetime Portfolio

JHF II Multimanager 2020 Lifetime Portfolio

JHF II Multimanager 2025 Lifetime Portfolio

JHF II Multimanager 2030 Lifetime Portfolio

JHF II Multimanager 2035 Lifetime Portfolio

JHF II Multimanager 2040 Lifetime Portfolio

JHF II Multimanager 2045 Lifetime Portfolio

JHF II Multimanager 2050 Lifetime Portfolio

JHF II Multimanager 2055 Lifetime Portfolio

JHF II Multimanager 2060 Lifetime Portfolio

JHF II Multimanager 2065 Lifetime Portfolio

JHF II Multimanager 2070 Lifetime Portfolio

JHF II Multimanager Lifestyle Aggressive Portfolio

JHF II Multimanager Lifestyle Balanced Portfolio

JHF II Multimanager Lifestyle Conservative Portfolio

JHF II Multimanager Lifestyle Growth Portfolio

JHF II Multimanager Lifestyle Moderate Portfolio

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Diversified Real Assets Fund

John Hancock Emerging Markets Equity Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Fundamental Equity Income Fund

John Hancock Global Climate Action Fund

John Hancock Small Cap Core Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Municipal Opportunities

John Hancock Short Duration Municipal Opportunities Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Managed Account Shares Bond Completion Portfolio

John Hancock Managed Account Shares Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Corporate Bond Portfolio

John Hancock Managed Account Shares Non-Investment-Grade Municipal Bond Portfolio

John Hancock Managed Account Shares Securitized Debt Portfolio

John Hancock Variable Insurance Trust

JHVIT 500 Index Trust

JHVIT Active Bond Trust

JHVIT Financial Industries Trust

JHVIT Fundamental All Cap Core Trust

JHVIT Fundamental Large Cap Value Trust

JHVIT Global Equity Trust

JHVIT High Yield Trust

JHVIT Mid Cap Index Trust

JHVIT Money Market Trust

JHVIT Select Bond Trust

JHVIT Short Term Government Income Trust

JHVIT Small Cap Core Trust

JHVIT Small Cap Index Trust

JHVIT Strategic Equity Allocation Trust

JHVIT Strategic Income Opportunities Trust

JHVIT Total Stock Market Index Trust

JHVIT Total Bond Market Trust

JHVIT Ultra Short-Term Bond Trust

JHVIT Lifestyle Balanced Portfolio

JHVIT Lifestyle Conservative Portfolio

JHVIT Lifestyle Growth Portfolio

JHVIT Lifestyle Moderate Portfolio

JHVIT Managed Volatility Balanced Portfolio

JHVIT Managed Volatility Conservative Portfolio

JHVIT Managed Volatility Growth Portfolio

JHVIT Managed Volatility Moderate Portfolio